UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2019

PRESIDIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38028	47-2398593
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Penn Plaza, Suite 2832, New York, New York 10119

(Address of principal executive offices)

Registrant’s telephone number: (212) 652-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2019, Presidio, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the selling stockholders named in Schedule 1 thereto (the “Selling Stockholders”) and Morgan Stanley & Co LLC (the “Underwriter”) with respect to a registered underwritten public offering (the “Secondary Offering”) of 5,000,000 shares of the Company’s common stock, par value of $0.01 per share (the “Common Stock”), to be sold by the Selling Stockholders. The Underwriter agreed to purchase the Common Stock from the Selling Stockholders pursuant to the Underwriting Agreement at a price of $15.15 per share. The Company did not sell any shares of Common Stock and did not receive any proceeds from the Secondary Offering. The Secondary Offering was completed on March 15, 2019.

The Secondary Offering was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-224462) (the “Registration Statement”), including a prospectus supplement dated March 12, 2019 to the prospectus contained in the Registration Statement, dated May 2, 2018.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Common Stock in the Secondary Offering, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Underwriter and its affiliates have provided in the past to the Company and the Company’s affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Underwriter and its affiliates may effect transactions for their own account or the account of customers and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans and may do so in the future.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

In connection with the offering by the Selling Stockholders of the Common Stock in the Secondary Offering, the Underwriting Agreement is filed herewith in order to be incorporated by reference into the Registration Statement.

Item 8.01 Other Events.

On March 15, 2019, the Company issued a press release in connection with the closing of the Secondary Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated as of March 12, 2019, among the Company, the Selling Stockholders and the Underwriter.

99.1	Press Release dated March 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2019

PRESIDIO, INC.

By:	/s/ Elliot Brecher
Elliot Brecher
Senior Vice President and General Counsel